UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 13, 2023	0-7928
Date of Report	Commission File Number
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

68 South Service Road, Suite 230
Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMTECH TELECOMMUNICATIONS CORP /DE/

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2023, Comtech Telecommunications Corp. (the “Company”) and certain affiliates and related funds of Magnetar Capital LLC and White Hat Capital Partners LP (collectively, the “Investors”) agreed to change the terms of the Company’s Series A Convertible Preferred Stock, par value $0.10 per share (the “Series A Convertible Preferred Stock”). The changes (i) allow for one or more issuances by the Company of, in the aggregate, up to $50.0 million of shares of Common Stock without the consent of the holders at any time prior to October 31, 2024 and (ii) provide that in the event of a Change of Control (as defined in the Certificate of Designations (as defined below)), the holders can exercise an optional repurchase right at 1.5 times the liquidation preference of the Convertible Preferred Stock (as opposed to 1.0 times currently). The holders may not request, and the Company will not effect, further increases to the multiplication factor prior to October 31, 2024. White Hat Capital Partners LP, one of the investors, is affiliated with Mark Quinlan, a member of the Company’s Board of Directors.

To effect the changes described above, the Company and the Investors entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Investors exchanged (the “Exchange”), in a transaction exempt from registration under the Securities Act of 1933, as amended, all of the 100,000 shares of Series A Convertible Preferred Stock, par value $0.10 per share (the “Series A Convertible Preferred Stock”) outstanding for 100,000 shares of the Company’s newly issued Series A-1 Convertible Preferred Stock, par value $0.10 per share (the “Series A-1 Convertible Preferred Stock”), with an initial liquidation preference of $1,134.20 per share (the per share liquidation preference of the Series A Convertible Preferred Stock as of September 30, 2023). The Exchange Agreement also provides that the terms and conditions of the registration rights agreement, dated as of October 19, 2021, as amended, between the Company and the Investors, and the voting agreements, between the Company and each of the Investors, each dated October 18, 2021, as amended, shall continue to apply, mutatis mutandis, to the Series A-1 Convertible Preferred Stock and the Company’s common stock, par value $0.10 per share (the “Common Stock”), issuable upon the conversion of the Series A-1 Convertible Preferred Stock.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

In connection with the Exchange, the Company issued an aggregate of 100,000 shares of Series A-1 Convertible Preferred Stock to the Investors pursuant to the Certificate of Designations of the Series A-1 Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware on December 14, 2023 in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Except for the changes described above, the powers, preferences and rights of the Series A-1 Convertible Preferred Stock are substantially the same as those of the Series A Convertible Preferred Stock, including, without limitation, that the shares of Series A-1 Convertible Preferred Stock are convertible into shares of Common Stock at a conversion price of $23.97 per share of

Common Stock (the same as the current conversion price of the Series A Convertible Preferred Stock, and subject to the same adjustments).

The foregoing description of the Series A-1 Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Series A-1 Preferred Stock, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Following completion of the Exchange and promptly after the related cancellation of all the outstanding shares of Series A Convertible Preferred Stock, the Company will file a Certificate of Elimination of Series A Convertible Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of Delaware as part of the Company’s Certificate of Incorporation in accordance with the DGCL. The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Elimination which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by Item 3.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders

The disclosure required by Item 3.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure required by Item 5.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations designating the Series A-1 Convertible Preferred Stock
3.2	Form of Certificate of Elimination eliminating the Series A Convertible Preferred Stock
10.1	Exchange Agreement, dated as of December 13, 2023, by and among Comtech Telecommunications Corp. and the Investors named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2023

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
	Name:	Michael A Bondi
	Title:	Chief Financial Officer